Exhibit 99.5
THERMO FISHER SCIENTIFIC INC.
UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
     On November 9, 2006, Thermo Fisher Scientific Inc. (formerly Thermo Electron Corporation) (the “company” or “Thermo Fisher”) merged with Fisher Scientific International Inc. (“Fisher”) pursuant to the Agreement and Plan of Merger dated as of May 7, 2006. The unaudited pro forma condensed combined financial statements have been prepared to give effect to the merger.
     The unaudited pro forma condensed combined balance sheet as of September 30, 2006, and the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2006 and the year ended December 31, 2005, are presented herein. The unaudited pro forma condensed combined balance sheet combines the unaudited condensed balance sheets of the company and Fisher and gives effect to the merger as if it had been completed on September 30, 2006. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2006 and the year ended December 31, 2005 combine the historical results of the company and Fisher and give effect to the merger as if it had occurred on January 1, 2005. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2005 also gives effect to the company’s May 2005 acquisition of the Kendro Laboratory Products business as if it had occurred on January 1, 2005.
     The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations would actually have been if the merger occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial statements of the company and Fisher, and should be read in conjunction with:
•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the separate historical financial statements of the company as of and for the three and nine months ended September 30, 2006 included in the company’s quarterly report on Form 10-Q for the three months ended September 30, 2006;

•	the separate historical financial statements of the company as of and for the year ended December 31, 2005 included in the company’s annual report on Form 10-K for the year ended December 31, 2005;

•	the separate historical financial statements of Fisher as of and for the three and nine months ended September 30, 2006 included in Fisher’s quarterly report on Form 10-Q for the three months ended September 30, 2006, which is incorporated by reference to Exhibit 99.4 to the company’s Current Report on Form 8-K filed on November 14, 2006; and

•	the separate historical financial statements of Fisher as of and for the year ended December 31, 2005 included in Fisher’s current report on Form 8-K filed May 11, 2006, to reflect the account balances and activities of the laboratory workstations business as discontinued operations, which is incorporated by reference to Exhibit 99.3 to the company’s Current Report on Form 8-K filed on November 14, 2006.
     The unaudited pro forma condensed combined financial information was prepared by using the purchase method of accounting. Based upon the terms of the merger and other factors, such as the composition of the combined company’s board and senior management, the company is treated as the acquirer of Fisher. Accordingly, we have adjusted the historical consolidated financial information to give effect to the impact of the consideration issued in connection with the merger. In the unaudited pro forma condensed combined balance sheet, the company’s cost to acquire Fisher has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as the date of the merger. Any differences between fair value of the consideration issued and the fair value of the assets and liabilities acquired will be recorded as goodwill. The amounts allocated to acquired assets and liabilities in the unaudited pro forma condensed combined financial statements are based on management’s preliminary internal valuation estimates. Definitive allocations will be performed and finalized based on certain valuations and other studies that will be performed by the company with the services of outside valuation specialists. Accordingly, the purchase price allocation adjustments and related amortization reflected in the following unaudited pro forma condensed combined financial statements are preliminary, have been made solely for the purpose of preparing these statements and are subject to revision based on a final determination of fair value. For example, if the value of the definite lived intangible assets increased by 10%, annual pro forma income from continuing operations would decrease by $42 million.
     The unaudited pro forma condensed combined statements of income also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as increased amortization expense on acquired intangible assets.
     The unaudited pro forma condensed combined statements of income do not include the impacts of any revenue, cost or other operating synergies that may result from the merger or any related restructuring costs. Cost savings, if achieved, could result from material sourcing and elimination of redundant costs including headcount and facilities.
     The unaudited pro forma condensed combined financial statements do not reflect the impact of financing, liquidity or other balance sheet repositioning that may be undertaken in connection with or subsequent to the merger.
     The unaudited pro forma condensed combined financial statements do not reflect certain amounts resulting from the merger because we consider them to be of a non-recurring nature. Such amounts will be comprised of charges for the sale of inventories revalued at the date of acquisition as well as restructuring and other exit and non-recurring costs related to the integration of the Thermo Electron and Fisher businesses. To the extent the exit costs relate to the Fisher business and meet certain criteria, they will be recognized in the opening balance sheet in accordance with EITF Issue No 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination.” To the extent that such costs relate to Thermo Electron businesses, they will not meet the criteria in EITF Issue No 95-3, and will be recorded as expenses pursuant to SFAS No. 146.
     Based on the company’s review of Fisher’s summary of significant accounting policies disclosed in Fisher’s financial statements, the nature and amount of any adjustments to the historical financial statements of Fisher to conform their accounting policies to those of the company are not expected to be significant.

THERMO FISHER SCIENTIFIC INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2006

	Thermo
	Electron	Fisher	Pro Forma			Pro Forma
	As Reported	As Reported	Adjustments			Combined
	(In millions)

ASSETS

Current Assets:
Cash and cash equivalents	$158.0	$279.2	$(112.3)	(A	)	$324.9
Short-term available-for-sale investments	14.7	—				14.7
Accounts receivable, net	539.8	805.3	(16.5)	(J	)	1,328.6
Inventories	407.5	646.1	204.6	(B	)	1,258.2
Deferred tax assets	80.1	153.0	14.9	(E	)	248.0
Other current assets	78.5	126.7	40.2	(F	)	245.4
Current assets held for sale	—	41.3				41.3

	1,278.6	2,051.6	130.9			3,461.1

Property, Plant and Equipment, Net	280.5	843.3				1,123.8
Acquisition-related Intangible Assets	405.4	1,710.0	(1,710.0)	(C	)	5,397.7
			4,992.3	(D	)
Other Assets	219.7	314.9	126.5	(E	)	538.4
			(102.0)	(F	)
			(20.7)	(G	)
Goodwill	2,014.0	4,100.6	(4,100.6)	(C	)	9,810.6
			7,796.6	(D	)
Long-term Assets Held for Sale	—	53.5				53.5

	$4,198.2	$9,073.9	$7,113.0			$20,385.1

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term obligations and current maturities of long-term obligations	$68.7	$38.2	$			$106.9
Accounts payable	154.5	489.5	(16.5)	(J	)	627.5
Other accrued expenses	499.6	452.0	90.6	(E	)	1,082.4
			40.2	(F	)
Current liabilities held for sale	—	25.4				25.4

	722.8	1,005.1	114.3			1,842.2

Deferred Income Taxes	42.6	688.9	(595.9)	(C	)	1,881.3
			1,745.7	(E	)
Other Long-term Liabilities	147.9	343.8	34.9	(F	)	526.6
Long-term Obligations	469.9	2,111.9	26.1	(G	)	2,607.9
Long-term Liabilities Held for Sale	—	8.1				8.1
Shareholders’ Equity:
Common stock	163.4	1.2	(1.2)	(H	)	417.4
			254.0	(I	)
Capital in excess of par value	971.8	4,312.2	434.8	(G	)	11,421.8
			(4,312.2)	(H	)
			10,015.2	(I	)
Retained earnings	1,748.1	506.0	(506.0)	(H	)	1,748.1
Treasury stock at cost	(145.8)	(3.9)	3.9	(H	)	(145.8)
Accumulated other comprehensive items	77.5	100.6	(100.6)	(H	)	77.5

	2,815.0	4,916.1	5,787.9			13,519.0

	$4,198.2	$9,073.9	$7,113.0			$20,385.1

See accompanying notes to unaudited pro forma condensed combined financial statements.

THERMO FISHER SCIENTIFIC INC.
Unaudited Pro Forma Condensed Combined Statement of Income
Nine Months Ended September 30, 2006

	Thermo
	Electron	Fisher	Pro Forma			Pro Forma
	As Reported	As Reported	Adjustments			Combined
	(In millions except per share amounts)
Revenues	$2,122.7	$4,386.3	$(95.1)	(J	)	$6,413.9

Costs and Operating Expenses:
Cost of revenues	1,148.7	2,787.1	(95.1)	(J	)	3,840.7
Selling, general and administrative expenses	627.3	996.3	(52.1)	(C	)	2,066.1
			494.6	(D	)
Research and development expenses	118.0	40.2				158.2
Restructuring and other income, net	13.6	5.3				18.9

	1,907.6	3,828.9	347.4			6,083.9

Operating Income	215.1	557.4	(442.5)			330.0

Other Income (Expense), Net	(12.9)	(72.9)	(4.5)	(A	)	(85.0)
			5.3	(G	)

Income from Continuing Operations Before Provision for Income Taxes	202.2	484.5	(441.7)			245.0
(Provision for)Benefit from Income Taxes	(60.8)	(107.6)	163.4	(L	)	(5.0)

Income from Continuing Operations	$141.4	$376.9	$(278.3)			$240.0

Earnings per Share from Continuing Operations:
Basic	$0.88	$3.03				$0.59

Diluted	$0.86	$2.86				$0.56

Weighted Average Shares:
Basic	160.7	124.3	124.3	(M	)	409.3

Diluted	164.9	131.7	131.7	(M	)	428.3

See accompanying notes to unaudited pro forma condensed combined financial statements.

THERMO FISHER SCIENTIFIC INC.
Unaudited Pro Forma Condensed Combined Statement of Income
Year Ended December 31, 2005

						Thermo
	Thermo					Electron
	Electron	Kendro	Pro Forma			Pro Forma	Fisher	Pro Forma			Pro Forma
	As Reported	Jan. 1 - May 8	Adjustments			Combined	As Reported	Adjustments			Combined
	(In millions except per share amounts)

Revenues	$2,633.0	$128.3	$—			$2,761.3	$5,386.3	$(121.3)	(J	)	$8,026.3

Costs and Operating Expenses:
Cost of revenues	1,438.1	78.5				1,516.6	3,503.4	(121.3)	(J	)	4,898.7
Selling, general and administrative expenses	761.8	27.0	22.4	(N	)	811.2	1,156.0	(53.3)	(C	)	2,582.1
								659.5	(D	)
								8.7	(K	)
Research and development expenses	152.7	4.2				156.9	44.2				201.1
Restructuring and other costs, net	16.9	0.1				17.0	22.4				39.4

	2,369.5	109.8	22.4			2,501.7	4,726.0	493.6			7,721.3

Operating Income	263.5	18.5	(22.4)			259.6	660.3	(614.9)			305.0

Other Income (Expense), Net	22.4	2.7	(12.3)	(O	)	12.8	(169.8)	(3.6)	(A	)	(153.7)
								6.9	(G	)

Income from Continuing Operations Before Provision for Income Taxes	285.9	21.2	(34.7)			272.4	490.5	(611.6)			151.3
(Provision for) Benefit from Income Taxes	(87.6)	(5.3)	7.3	(P	)	(85.6)	(116.3)	226.3	(L	)	24.4

Income from Continuing Operations	$198.3	$15.9	$(27.4)			$186.8	$374.2	$(385.3)			$175.7

Earnings per Share from Continuing Operations:
Basic	$1.23					$1.16	$3.08				$0.43

Diluted	$1.21					$1.14	$2.93				$0.42

Weighted Average Shares:
Basic	161.6					161.6	121.5	121.5	(M	)	404.6

Diluted	165.3					165.3	127.5	127.5	(M	)	420.3

See accompanying notes to unaudited pro forma condensed combined financial statements.

THERMO FISHER SCIENTIFIC INC.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
1. Basis of Presentation
     The unaudited pro forma condensed combined balance sheet was prepared using the historical balance sheets of the company and Fisher as of September 30, 2006. The unaudited pro forma condensed combined statements of income were prepared using the historical statements of income of the company for the nine months ended September 30, 2006 and for the year ended December 31, 2005; of Kendro for the period from January 1, 2005 to May 8, 2005; and of Fisher for the nine months ended September 30, 2006 and for the year ended December 31, 2005.
     The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting. Based upon the terms of the merger and other factors, such as the composition of the combined company’s board and senior management, the company is treated as the acquirer of Fisher. Accordingly, we have adjusted the historical consolidated financial information to give effect to the impact of the consideration issued in connection with the merger. In the unaudited pro forma condensed combined balance sheet, the company’s cost to acquire Fisher has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of the merger. Any differences between fair value of the consideration issued and the fair value of the assets and liabilities acquired will be recorded as goodwill. The amounts allocated to acquired assets and liabilities in the unaudited pro forma condensed combined financial statements are based on management’s preliminary internal valuation estimates. Definitive allocations will be performed and finalized based on certain valuations and other studies that will be performed by the company with the services of outside valuation specialists. Accordingly, the purchase price allocation adjustments and related amortization reflected in the foregoing unaudited pro forma condensed combined financial statements are preliminary, have been made solely for the purpose of preparing these statements and are subject to revision based on a final determination of fair value. For example, if the value of the definite-lived intangible assets increased by 10%, annual pro forma income from continuing operations would decrease by $42 million.
2. Purchase Price
     The following is a preliminary estimate of the purchase price for Fisher:

	(In millions)
Estimated number of Fisher shares to be acquired (in thousands) (a)	126,984
Exchange ratio	2.00

Number of shares of Thermo Fisher to be issued to the holders of Fisher stock (in thousands)	253,968
Multiplied by the assumed price per share of Thermo Fisher common stock (b)	$38.93	$9,887.0
Estimated fair value of outstanding Fisher stock options to be exchanged for Thermo Fisher stock options		382.2
Estimated transaction costs		112.3

Estimated purchase price		$10,381.5

     For purposes of this pro forma analysis, the above purchase price has been allocated based on a preliminary estimate of the fair value of net assets acquired.

Purchase Price Allocation	(In millions)
Book value of net assets acquired	$4,916.1
Less: write-off of existing deferred financing costs, goodwill and intangible assets, including related deferred taxes	(5,235.4)

Adjusted book value of assets acquired	(319.3)
Remaining allocation:
Increase inventory to fair value	204.6
Increase pension obligation to fair value	(136.9)
Adjust debt to fair value	(460.9)
Identifiable intangible assets at fair value	4,992.3
Deferred taxes	(1,694.9)
Goodwill	7,796.6

Estimated purchase price	$10,381.5

(a)	Includes 125.0 million shares outstanding, 1.4 million shares assumed issued to satisfy outstanding warrants (calculated using the treasury stock method) and 0.5 million shares to satisfy restricted stock units.

(b)	Represents the average Thermo Fisher closing stock price beginning 2 days before and ending 2 days after May 8, 2006, the date of the public announcement of the merger agreement.
3. Pro Forma Adjustments
     The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained:
(A)	To record the cash paid for the merger transaction costs and to record the related estimated decrease in interest income earned.

(B)	To adjust Fisher’s inventory to fair value. The cost of sales impact of the write-up of inventory to fair value has been excluded from the pro forma condensed combined statement of income as it is a non-recurring item.

(C)	To eliminate Fisher’s existing goodwill, intangible assets, related deferred tax liability and amortization of the intangible assets.

(D)	To record goodwill and $ 5.0 billion of acquired intangible assets ($3.9 billion with definite lives and $1.1 billion with indefinite lives), and amortization of definite-lived intangible assets over a weighted average life of 6 years.

(E)	To record deferred taxes related to identified intangible assets and fair value adjustments, where required, at 37%, the estimated weighted average statutory tax rate.

(F)	To adjust Fisher’s pension and other post-retirement obligations and any associated assets to fair value.

(G)	To adjust Fisher’s long-term debt to fair value, write-off Fisher’s deferred financing costs and related deferred tax asset, record the related adjustment to interest expense, and to increase stockholders’ equity for the fair value attributable to the beneficial conversion feature of Fisher’s convertible debt.

(H)	To remove the historical equity accounts of Fisher.

(I)	To record the issuance of company common stock and to record the fair value of Fisher’s stock options.

(J)	To eliminate revenues, cost of revenues and the associated accounts receivable and payable for sales between the company and Fisher.

(K)	To record stock option compensation expense based on the intrinsic value of Fisher’s non-vested stock options.

(L)	To record a tax benefit on pro forma adjustments to income related to the merger, at 37%, the estimated weighted average statutory tax rate.

(M)	To reflect the exchange ratio of 2 shares of Thermo Fisher for each share of Fisher.

(N)	To reflect the amortization of the Kendro acquisition-related intangible assets for the period from January 1, 2005 to May 8, 2005.

(O)	To reflect additional interest expense for the period from January 1, 2005 to May 8, 2005 related to the debt issued in connection with the acquisition of Kendro.

(P)	To record a tax benefit on pro forma adjustments to income related to the Kendro acquisition.